UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

AmeriGas Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610 337-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 29, 2009, AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P. (the “Partnership”) issued a press release announcing financial results for the Partnership for the fiscal quarter ended June 30, 2009. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 27, 2009, the Registrant executed Amendment No. 2 (the “Amendment”) to the Third Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P. dated as of December 1, 2004 (as amended, the “Partnership Agreement”). The Amendment permits the Registrant to furnish financial information to each Record Holder of a Unit, and any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under the Partnership Agreement, in any manner permitted by applicable law, rule or regulation of the Securities and Exchange Commission or of any National Securities Exchange on which the Units are listed for trading, including via its website.

A copy of the Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of AmeriGas Partners L.P. dated as of July 27, 2009.

99 Press Release of AmeriGas Partners, L.P. dated July 29, 2009, reporting its financial results for the fiscal quarter ended June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

July 29, 2009	By:	Robert W. Krick

Name: Robert W. Krick
Title: Vice President and Treasurer of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

3.1	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of AmeriGas Partners L.P. dated as of July 27, 2009.

99	Press Release of AmeriGas Partners, L.P. dated July 29, 2009.